Exhibit 4.68

Counterpart of 75

ENTERGY LOUISIANA, LLC

TO

THE BANK OF NEW YORK MELLON

As Trustee under Entergy Louisiana, LLC’s Mortgage and Deed of Trust dated as of November 1, 2015

Nineteenth Supplemental Indenture

Providing among other things for

Collateral Trust Mortgage Bonds, 5.35% Series due March 15, 2034

(Twenty-first Series)

and

Collateral Trust Mortgage Bonds, 5.70% Series due March 15, 2054

(Twenty-second Series)

Dated as of March 1, 2024

NINETEENTH SUPPLEMENTAL INDENTURE

THIS NINETEENTH SUPPLEMENTAL INDENTURE, dated as of March 1, 2024, between ENTERGY LOUISIANA, LLC, a limited liability company of the State of Texas whose post office address is 4809 Jefferson Highway, Jefferson, Louisiana 70121 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation whose principal corporate trust office is located at 240 Greenwich Street, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of November 1, 2015 (hereinafter called the “Original Indenture”), this Indenture (hereinafter called this “Nineteenth Supplemental Indenture”) being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometime collectively called the “Indenture.” Subject to any amendments provided for in this Nineteenth Supplemental Indenture, the terms defined in the Original Indenture shall, for all purposes of this Nineteenth Supplemental Indenture, have the meanings specified in the Original Indenture.

WHEREAS, the Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

WHEREAS, the Original Indenture was recorded with the Secretary of State of Texas under File Number 15-0039013214, in the Parish of Orleans, Louisiana as Mortgage Instrument Number 1205822, and in various other Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Nineteenth Supplemental Indenture is to be recorded.

WHEREAS, the Company executed and delivered the following supplemental indentures:

Designation	Dated as of

First Supplemental Indenture	March 1, 2016

Second Supplemental Indenture Third Supplemental Indenture	March 15, 2016 March 17, 2016

Fourth Supplemental Indenture Fifth Supplemental Indenture Sixth Supplemental Indenture	April 1, 2016 May 1, 2016 August 1, 2016

Seventh Supplemental Indenture	September 15, 2016

Eighth Supplemental Indenture Ninth Supplemental Indenture Tenth Supplemental Indenture Eleventh Supplemental Indenture	May 1, 2017 March 1, 2018 August 1, 2018 March 1, 2019

Twelfth Supplemental Indenture	March 1, 2020

Thirteenth Supplemental Indenture	November 1, 2020

Fourteenth Supplemental Indenture	November 15, 2020

Fifteenth Supplemental Indenture	March 1, 2021

Sixteenth Supplemental Indenture	April 1, 2021

Seventeenth Supplemental Indenture	October 1, 2021

Eighteenth Supplemental Indenture	August 1, 2022

which supplemental indentures have been recorded with the Secretary of State of Texas and in various Parishes in the State of Louisiana.

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Indenture, as supplemented, the following series of Securities:

Series	Principal Amount Issued	Principal Amount Outstanding
LPFA 2016A Series due 2028	$85,681,000	None
LPFA 2016B Series due 2030	117,852,000	None
3.25% Series due April 1, 2028	425,000,000	$425,000,000
Waterford Series due 2017	51,971,593.98	None
3.05% Series due June 1, 2031	325,000,000	325,000,000
4.875% Series due September 1, 2066	270,000,000	270,000,000
2.40% Series due October 1, 2026	400,000,000	400,000,000
3.12% Series due September 1, 2027	450,000,000	450,000,000
4.00% Series due March 15, 2033	750,000,000	750,000,000

4.20% Series due September 1, 2048	900,000,000	900,000,000
4.20% Series due April 1, 2050	525,000,000	525,000,000
2.90% Series due March 15, 2051	650,000,000	650,000,000
1.60% Series due December 15, 2030	300,000,000	300,000,000
0.62% Series due November 17, 2023	1,100,000,000	None
2.35% Series due June 15, 2032	500,000,000	500,000,000
3.10% Series due June 15, 2041	500,000,000	500,000,000
LCDA 2021A Series due 2030	16,429,500	16,429,500
LCDA 2021B Series due 2036	185,711,417	185,711,417
0.95% Series due October 1, 2024	1,000,000,000	1,000,000,000
4.75% Series due September 15, 2052	500,000,000	500,000,000

WHEREAS, to subject certain property of the Company located in Union County, Arkansas to the Lien of the Indenture, the Company executed and delivered the Fourth Supplemental Indenture dated as of April 1, 2016 to the Original Indenture, and the Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth and Eighteenth Supplemental Indentures have been recorded in Union County, Arkansas.

WHEREAS, the Company has duly authorized the execution and delivery of this Nineteenth Supplemental Indenture.

WHEREAS, as contemplated by Section 301 of the Original Indenture, the Company wishes to establish the designation and certain terms of the Securities of the Twenty-first Series and of the Securities of the Twenty-second Series.

WHEREAS, the Company has duly authorized the execution and delivery of this Nineteenth Supplemental Indenture to establish the designation and certain terms of the Securities of the Twenty-first Series and of the Securities of the Twenty-second Series and has duly authorized the issuance of such Securities; and all acts necessary to make this Nineteenth Supplemental Indenture a valid agreement of the Company, and to make the Securities of the Twenty-first Series and the Securities of the Twenty-second Series valid obligations of the Company, have been performed.

GRANTING CLAUSES

NOW, THEREFORE, THIS NINETEENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on the Securities from time to time Outstanding and the performance of the covenants therein and herein contained, and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, in trust, and grants to the Trustee a security interest in and lien on, the following (subject, however, to the terms and conditions set forth in this Nineteenth Supplemental Indenture):

First Granting Clause

All right, title and interest of the Company, as of the Execution Date, or thereafter acquired, in and to all of the Company’s tangible electric and gas utility property located in the State of Louisiana (other than Excepted Property), whether real, personal or mixed, together with the Company’s franchises, permits and licenses that are transferable and necessary for the operation of such property and all easements and rights of way with respect to which the ownership interests of the Company have been recorded in the appropriate public records in the State of Louisiana;

Second Granting Clause

All of the Company’s right, title, interest, as of March 1, 2016, or thereafter acquired, in and to all equipment and fixtures (other than Excepted Property) located on the Union Property (as such term is defined in the Fourth Supplemental Indenture to the Original Indenture), together with the Company’s franchises, permits and licenses that are transferable and necessary for the operation of such property and all easements and rights of way of the Company relating to such property with respect to which the ownership interests of the Company have been recorded in the appropriate public records in the State of Arkansas;

Third Granting Clause

Any Excepted Property, which may, from time to time after the Execution Date, by delivery or by an instrument supplemental to the Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument;

Excepted Property

Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to the Excepted Property.

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to Permitted Liens; and

SUBJECT, FURTHER, to the condition that, with respect to any property which is now or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Eight of the Indenture, and if the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 703 of the Indenture or to the appropriate Governmental Authority pursuant to applicable law after the Maturity thereof, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall reasonably require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted, shall be and remain in full force and effect; and

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the Securities are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all holders of the Securities, as follows:

ARTICLE ONE

TWENTY-FIRST SERIES OF SECURITIES

SECTION 101. The Securities of the Twenty-first Series shall be designated “Collateral Trust Mortgage Bonds, 5.35% Series due March 15, 2034,” shall be initially issued in the aggregate principal amount (except as contemplated by Section 301(b) of the Original Indenture) of $500,000,000, and shall have such forms and terms as are established for such Securities of the Twenty-first Series in an Officer’s Certificate of the Company pursuant to this Nineteenth Supplemental Indenture, as contemplated by Sections 201 and 301 of the Original Indenture.

SECTION 102. Trustee to Hold Class A Bonds In New York. So long as any Securities of the Twenty-first Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to it in connection with the issuance of the Securities of the Twenty-first Series and to be held by it pursuant to Sections 1602 and 1701 of the Original Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an opinion of counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction.

ARTICLE TWO

TWENTY-SECOND SERIES OF SECURITIES

SECTION 201. The Securities of the Twenty-second Series shall be designated “Collateral Trust Mortgage Bonds, 5.70% Series due March 15, 2054,” shall be initially issued in the aggregate principal amount (except as contemplated by Section 301(b) of the Original Indenture) of $700,000,000, and shall have such forms and terms as are established for such Securities of the Twenty-second Series in an Officer’s Certificate of the Company pursuant to this Nineteenth Supplemental Indenture, as contemplated by Sections 201 and 301 of the Original Indenture.

SECTION 202. Trustee to Hold Class A Bonds In New York. So long as any Securities of the Twenty-second Series remain Outstanding, the Trustee shall hold in the State of New York all Class A Bonds delivered to it in connection with the issuance of the Securities of the Twenty-second Series and to be held by it pursuant to Sections 1602 and 1701 of the Original Indenture; provided that the Trustee may hold such Class A Bonds in another jurisdiction if it receives an opinion of counsel to the effect that the perfection and priority of the security interest, if any, created by the last sentence of such Section 1701 will continue in such other jurisdiction.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

SECTION 301. This Nineteenth Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Nineteenth Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed.

SECTION 302. The recitals contained in this Nineteenth Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Nineteenth Supplemental Indenture.

SECTION 303. Nothing in this Nineteenth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the Holders of the Securities Outstanding under the Indenture, any right, remedy or claim under or by reason of this Nineteenth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Nineteenth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of the Securities Outstanding under the Indenture.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, ENTERGY LOUISIANA, LLC has caused its company name to be hereunto affixed, and this instrument to be signed by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, for and in its behalf, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, Senior Associates or Associates, all as of the day and year first above written.

ENTERGY LOUISIANA, LLC

By:	/s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

Executed and delivered by ENTERGY LOUISIANA, LLC in the presence of:

/s/ Daryl Mosley
Name: Daryl Mosley

/s/ Shannon Ryerson
Name: Shannon Ryerson

THE BANK OF NEW YORK MELLON As Trustee

By	/s/ Esther D. Antoine
Name: Esther D. Antoine
Title: Vice President

Executed and delivered by
THE BANK OF NEW YORK MELLON
in the presence of:

/s/ Leslie Morales
Name: Leslie Morales

/s/ Melissa Matthews
Name: Melissa Matthews

STATE OF LOUISIANA

    } ss.:

PARISH OF ORLEANS

On this 4th day of March, 2024, before me appeared KEVIN J. MARINO, to me personally known, who, being by me duly sworn, did say that he is an Assistant Treasurer of ENTERGY LOUISIANA, LLC, and that said instrument was signed on behalf of said entity by authority of its Board of Directors, and said KEVIN J. MARINO, acknowledged said instrument to be the free act and deed of said entity.

/s/ Dawn A. Balash
Dawn A. Balash State of Louisiana, Parish of Orleans
Notary Public Identification No. 140967 My commission expires at my death

STATE OF NEW YORK

    } ss.:

COUNTY OF NEW YORK

On this 6th day of March, 2024, before me appeared Esther D. Antoine, to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK MELLON, and that said instrument was signed on behalf of said entity by authority of its Board of Directors, and said Vice President acknowledged said instrument to be the free act and deed of said entity.

/s/ Helen Choi
Helen Choi
Notary Public, State of New York
No. 01CH6291290 Qualified in New York County My Commission Expires October 15, 2025

S-4